UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

YIELD10 BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 19, 2017, Yield10 Bioscience, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company (the “Public Offering”), (a) 3,828,000 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), a warrant to purchase one share of Common Stock, exercisable at a price of $2.25 for a five year period (a “Series A Warrant”), and a warrant to purchase 0.5 of one share of Common Stock, exercisable at a price of $2.25 for a nine month period (a “Series B Warrant” and together with the Series A Warrants, the “Warrants”), with each Class A Unit to be offered to the public at an offering price of $2.25 per Class A Unit and (b) 3,987 Class B Units (the “Class B Units”, and together with the Class A Units, the “Units”), with each Class B Unit consisting of one share of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), a Series A Warrant to purchase 445 shares of Common Stock and a Series B Warrant to purchase 223 shares of Common Stock, with each Class B Unit to be offered to the public at an offering price of $1,000 per Class B Unit. The initial conversion price of the Series A Preferred Stock is $2.25 per share.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45 day option (the “Overallotment Option”) to purchase up to 15% of the shares of Common Stock (including shares underlying the Series A Preferred Stock) and/or additional Warrants to cover over-allotments, if any, at the public offering price per share of Common Stock and per Warrant, less the underwriting discounts and commissions. The Overallotment Option was exercised in full. Pursuant to the exercise of the Overallotment Option, an additional 839,000 shares of Common Stock, 836,785 Series A Warrants and 416,401 Series B Warrants were issued at the closing of the Public Offering, which took place on December 21, 2017. The Units were not certificated and the shares of Common Stock, Series A Preferred Stock, Series A Warrants and Series B Warrants comprising such Units are immediately separable and were issued separately in the Public Offering. The Units were offered by the Company pursuant to (i) a registration statement on Form S-1 (File No. 333-221283), as amended, as initially filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2017 and declared effective by the Commission on December 18, 2017 (the “Registration Statement”) and (ii) a registration statement on Form S-1 (File No. 333-222147) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

Prior to the closing of the Public Offering, certain purchasers elected to convert shares of Series A Preferred Stock into shares of Common Stock. Following the completion of the Public Offering and the conversion of these shares, as of December 21, 2017, the Company had outstanding 8,581,603 shares of Common Stock and 2,968 shares of Series A Preferred Stock.

Subject to certain exceptions, if, after the closing date of the Public Offering, (i) the volume weighted average price of the Common Stock for each of 20 consecutive trading days, which period commences on the closing date, exceeds 300% of the exercise price (subject to adjustments for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such period exceeds $175,000 per trading day and (iii) the warrant holders in question are not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company, then the Company may call for cancellation of all or any portion of the Series A Warrants then outstanding.

Item 5.03   Amendments to Articles of Incorporation; Change in Fiscal Year.

In connection with the Public Offering, on December 19, 2017, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation provides for the issuance of the shares of Series A Preferred Stock. With certain exceptions, the shares of Series A Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred Stock, or (c) effect a stock split or reverse stock split of the shares of Series A Preferred Stock or any like event.

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock equal to $1,000.00 per share divided by the Conversion Price. The “Conversion Price” is initially $2.25, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series A Preferred (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Additionally, subject to certain exceptions and limitations, at any time prior to the three year anniversary of the issuance of the Series A Preferred Stock, the Company will have the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of our common stock for each of 30 consecutive trading days exceeds 300% of the conversion price of the preferred stock issued in this offering (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such measurement period exceeds $175,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company.

The foregoing summaries of the Underwriting Agreement, Series A Preferred Stock and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 3.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01   Other Events.

On December 19, 2017, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 21, 2017, the Company issued a press release announcing that it had closed the Public Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement dated as of December 19, 2017, by and between Yield10 Bioscience, Inc. and Ladenburg Thalmann & Co. Inc. as representative of the several underwriters, if any, named on Schedule I thereto.

3.1	Certificate of Designation of Preferences, Rights and Limitations with respect to the Series A Preferred Stock.

4.1	Form of Series A Common Stock Purchase Warrant.

4.2	Form of Series B Common Stock Purchase Warrant.

99.1	Press release dated December 19, 2017.

99.2	Press release dated December 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: December 21, 2017	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer